AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is entered into by and between Capital Corp of the West, a California bank holding company (“Company”) and Thomas T. Hawker, President and Chief Executive Officer of Company (“Executive”), as of December 29, 2006 (the “Effective Date). This Agreement amends and restates the Employment Agreement dated January 1, 2005, as previously amended (“Original Agreement”) by and between the Company and Executive (collectively referred to as the “Parties”) to modify the terms of employment, make changes to comply with section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and make other changes.

1. Duties and Executive Position.

Executive is hereby employed as the President and Chief Executive Officer of the Company. Executive shall perform the customary duties of a Chief Executive Officer for a California bank holding company, including but not limited to supervision of Company’s business and all subsidiary corporations and businesses owned or related to Company and such other duties as may from time to time be reasonably requested of Executive by the Board of Directors of Company (“Board”). As used herein the term “business of Company” shall include the business of any of Company’s subsidiaries and related entities.

2. Appointment to Company’s Board of Directors.

Company hereby agrees that Executive shall remain a member of the Board for so long as Executive is elected to a position on the Board by the shareholders of Company and this Agreement has not been terminated. During the period of Executive’s election to the Board, Executive shall serve as a member of any or all committees to which he is appointed, except the current Audit Committee and Salary and Benefits Committee and any future Board committees which require only independent directors. Executive also hereby agrees to accept appointment to other boards of directors and committees of subsidiary and related organizations of Company, except such committees that require an independent director. Executive shall fulfill all of Executive’s duties as a Board and committee member without additional compensation. Except as otherwise expressly provided by the terms of this Agreement, upon the termination of Executive’s employment under this Agreement by either Executive or Company, Executive agrees to immediately resign from the Board, from all committees of the Company and from all corporate offices of Company and from all of Company’s subsidiaries and related companies; further, all fringe benefits, such as insurance, shall be terminated on the last day of service of Executive, unless otherwise expressly provided by the terms of this Agreement, Company’s personnel policy, or any other benefit policies in effect at the time of such termination.

3. Term.

This Agreement shall be effective for a period of forty-eight (48) months, unless shortened or extended as provided herein. Employment under this Agreement shall commence on January 1, 2005 and end on January 2, 2009, unless shortened or extended by the Company as provided herein ("Term").

Notwithstanding the language contained above regarding the January 2, 2009 termination date, the Term of Executive’s employment may be shortened or extended at the discretion of the Board on the possible following terms and conditions:

(A) If the Executive determines that he wants to retire from employment as President and CEO of the Company and not renew his employment with the Company for another term and he gives the Board written notice of such decision (which may be given no earlier than January 1, 2008), and if after receiving such notice the Board hires a replacement for Executive who will commence employment prior to January 2, 2009, the normal termination date, then the Board may terminate Executive’s employment as CEO and President of the Company without cause prior to January 2, 2009, and will provide Executive with the following: (i) written notice of such action, which shall include the actual early termination date, which shall be at least 30 days from the date of such notice; (ii) all of the benefits to which Executive would have been entitled in this Agreement as if Executive continued his employment with the Company through January 2, 2009; and, (iii) may require Executive to be available during the balance of the Term for work on special projects or as a consultant to the Board; or

(B) If the Board determines that it does not want to renew Executive’s employment as President and CEO of the Company for another term, and the Board notifies Executive of such decision prior to January 2, 2009, and if after delivering such notice the Board hires a replacement for Executive who will commence his duties prior to Executive’s normal January 2, 2009, retirement date, then the Board may terminate Executive’s employment as CEO and President of the Company without cause prior to January 2, 2009, and will provide Executive with the following: (i) written notice of such action, which shall include the actual early termination date, which shall be at least 30 days from the date of such notice; (ii) provide Executive with all of the benefits to which Executive would have been entitled in this Agreement as if Executive continued employment with the Company through January 2, 2009; and, (iii) may require Executive to be available during the balance of the term for work on special projects or as a consultant to the Board; or

(C) If Executive determines that he wants to retire from employment with the Company on January 2, 2009, and not renew his employment with the Company for another term, and notifies the Board of such decision, or if the Board determines that it will not negotiate a new Employment Agreement with Executive beyond January 2, 2009, and under either of said circumstances the Board is not able to find a replacement for Executive who will commence employment by January 5, 2009, and if the Board want Executive to continue as CEO and President of the Company for a little longer, Executive agrees in advance to continue his employment with the Company for either of the following periods at the discretion of the Board on the conditions set forth hereinafter: (i) the Board gives Executive notice of its decision to have him remain employed as CEO and President on or before November 30, 2008, which notice will specify the length of the Extended Term ( which shall be no longer than June 30, 2009); or, (ii) if the Extended Term of the Executive’s employment is for a period that ends on or before March 30, 2009, then Executive will be entitled to all of the benefits provided in this Agreement as if Executive continued employment with the Company through the Extended Term, except that he will not participate in the 2009 executive bonus pool, nor will stock options be granted for 2009, but there shall be an increase in Executive’s Base Salary (as defined in Section 5 herein) consistent with the provisions in Section 5; or, (iii) if Executive’s employment is extended for a period that continues beyond March 30, 2009, but no longer than June 30, 2009, then Executive will be entitled to all of the benefits provided in this Agreement as if Executive continued employment with the Company through the Extended Term, including the granting of stock options for 2009, an increase in Executive’s Base Salary (as defined in Section 5 herein) consistent with the provisions of Section 5, and he shall also be entitled to a bonus payable at the end of the Extended Term equal to 50% of the bonus which he earned for the 2008 calendar year.

4. Extent of Service.

Executive shall donate his full time, attention, and energies to the business of Company and shall not during the Term of this Agreement be engaged in any other business activities, except personal investments, without the prior written consent of Company.

5. Regular Compensation.

In consideration for the services which Executive is to render under this Agreement, Company shall pay to Executive a base salary (“Base Salary”) of Three Hundred Seventy Five Thousand Dollars ($375,000) in 2006. The Base Salary shall be payable to Executive in equal semi-monthly installments on the fifteenth and last working day of each month during the period of employment. Cost of living adjustments will be made effective January 1 of each succeeding year in amounts indicated by the Consumer Price Index for the Western Urban Area published by the U.S. Department of Labor Statistics for the preceding twelve (12) months and such other salary data as deemed appropriate by the Company.

6. Discretionary Incentive Compensation.

Executive shall be entitled to participate in any incentive programs which may be adopted from time to time by Company for Executive. Amounts awarded to Executive under any said incentive program shall be determined at the sole discretion of Company, including the vesting of any incentive awards. If either the Company or Executive choose to terminate this Agreement for reasons other than those included in section 19, on the conclusion of this Agreement the incentive award earned for the 2008 year will be paid in full as if Executive were still employed. In addition, if the Term goes beyond January 2, 2009, the Executive shall be entitled to an incentive award as set forth in the last paragraph of Section 3 herein.

7. Business Expenses.

Executive shall be reimbursed for all ordinary and necessary, documented expenses reasonably incurred by Executive in connection with his employment associated with managing the business of Company and other expenses that may be authorized from time to time by the Board, including expenses for club membership, entertainment, travel, and similar items. Travel and other expenses for attendance at conventions and banking education programs that are approved by the Board shall also be reimbursed. Company will pay for or will reimburse Executive for such expenses upon presentation by Executive from time to time of receipts evidencing such expenditures.

8. Automobile.

Company shall purchase or lease an automobile of the Executive’s choice for his use as Chief Executive Officer. Company shall pay all fuel, operating, maintenance, and insurance cost as well as the financing costs based on the average annual cost of funds to County Bank. Executive shall be entitled to limited use of the automobile for personal use, but shall primarily use it for business purposes associated with his employment. As the Chief Executive Officer of Company, Executive has been provided an automobile for the convenience of Company. Company expects the Executive will frequently visit Company’s various business locations, customers, business partners, vendors, regulatory agencies, ratings and market making agencies and travel for trade associations in which Company is actively engaged. For the security of the automobile and the convenience of the Company, Executive agrees to garage the automobile at his personal residence. Executive is authorized to commence his work travel as set forth above from such personal residence. In addition to the accumulation of Company- paid operational expense referenced above the vehicle will be depreciated over a five-year period at the rate of twenty percent per year. Total annual expenses exceeding $14,400 (including depreciation) will result in the temporary reduction of Executive’s annual compensation by the difference between such total expenses and $14,400.

Executive is hereby granted the option to purchase the vehicle referenced in this Section 8 on January 2, 2009, or anytime during the interval prior to January 2, 2009 if the referenced vehicle has accumulated odometer mileage in excess of 50,000 miles, for a purchase price equal to the lesser of the vehicle’s depreciated or Kelley Blue Book wholesale value. Furthermore, to the extent that the total annual accumulated expense for operating the vehicle, including depreciation, is less than $14,400, that amount may be carried forward as a credit in the succeeding year. The carryover credit, however, is not intended to provide a cash payout to Executive. Executive acknowledges that if the purchase price is less than its fair market value at the time of sale, such difference will be considered additional executive compensation to Executive for such calendar year and will be required to be disclosed in the Company’s proxy materials and annual report on Form 10-K to be filed with the SEC.

9. Vacation.

During the term of employment Executive shall be entitled to vacation leave at full salary at the discretion of Executive as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of twenty (20) business days; provided that Executive shall take as a portion of his vacation leave at least ten (10) consecutive business days, unless otherwise waived by the Board.

10. Disability.

If Executive becomes disabled (as defined in section 409A of the Code) during the Term, Company agrees to continue the salary (i) for ninety (90) days from commencement of the disability, (ii) until Executive is able to return to work, or (iii) until payments commence to Executive under the separate Salary Continuation Agreement executed between the Parties, whichever results in the shortest period of salary payment by the Company.

11. Insurance.

Company shall provide to Executive and his wife, during the Term at Company’s expense the same medical insurance, dental insurance, life insurance, and disability insurance coverage, if any, which may be offered to Company’s other full-time Executives under any benefit plans as may be in effect from time to time.

The parties acknowledge that Executive’s Base Salary has been set high enough under this Agreement so that Executive may pay for life insurance. However, Executive shall have the right to determine whether to maintain life insurance and use part of his Base Salary to cover the premiums thereon, or to use the Base Salary for other purposes. Company shall have no duty under this Agreement to give Executive any additional compensation to cover life insurance premiums or to maintain any life insurance on Executive’s life.

12. Stock Options.

As part of the consideration for entering this Agreement, the Board has agreed to grant 7,000 incentive stock options on or about January 1 of 2005, and thereafter 10,000 incentive stock options will be granted annually for years 2006, 2007, 2008 and 2009 at the then market value, provided Executive is still actively employed by Company on each of said dates. The amount of stock options granted will be subject to change due to stock splits of the Company stock. Each stock option grant will vest 25% on grant and 25% each year thereafter, except for stock options granted in 2007, 2008 and 2009 if any. Stock options granted on January 2, 2007 shall vest 33 1/3% upon grant and 33 1/3% per year until fully vested on January 2, 2009, stock options granted on January 2, 2008 shall vest at 50% upon grant and fully vest on January 2, 2009, and stock options granted, if any, on or after April 1, 2009 shall vest 50% upon date of grant and fully vest on the earlier of either termination of this Agreement or June 30, 2009.

13. Retirement Plan.

Executive shall be entitled to participate in any retirement plans offered to other Executives of Company, such as Executive’s participation in Company’s 401(k) plan, as amended from time to time.

14. Printed Material.

All written, printed, visual or audio materials used by Executive in performing duties for Company, other than Executive’s personal notes and diaries, are and shall remain the property of Company. Upon termination of employment on any basis, Executive shall return all such materials to Company.

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15. Disclosure of Information.

In the course of employment, Executive may have access to confidential information and trade secrets relating to Company’s business. Except as required in the course of employment by Company, Executive shall not, without Company’s prior written consent, directly or indirectly disclose to anyone any confidential information relating to Company or any financial information, trade secrets or “know-how” that is germane to Company’s business and operations. Executive recognizes and acknowledges that any financial information concerning any of Company’s customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Company’s business. Executive shall not, either before or after termination of this Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purposes whatsoever.

16. Prohibited Activities and Investments.

During the Term of this Agreement, Executive shall not, directly or indirectly, either as an Executive, Company, consultant, agent, principal, partner, principal stockholder (i.e., ten percent or more) or corporate officer, directly, or in any other individual or representative capacity, engage or participate in any business competitive with that of Company.

17. Surety Bond.

Executive agrees to furnish all information and take any other steps necessary to enable Company to obtain and maintain a fidelity bond conditional on the rendering of a true account by Executive of all moneys, goods, or other property that may come into the custody, charge, or possession of Executive during the Term of Executive’s employment. The surety company issuing such bond and the amount of the bond must be acceptable to Company. All premiums on the bond are to be paid by Company. If Executive cannot personally qualify for a surety bond at any time during the Term of this Agreement, Company shall have the option to terminate this Agreement immediately and said termination shall be deemed to be a termination for cause under section 19(a) herein.

18. Moral Conduct.

Executive agrees to conduct himself at all times with due regard to public conventions and morals and to abide by and reflect in his personal actions all of the “core values” adopted by Company and its subsidiaries from time to time. Executive further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonably tend to shock or offend any community in which Company engages in business, or to prejudice Company or the banking industry in general.

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19. Termination of Agreement.

(a) Termination for Cause.

Company reserves the right to terminate this Agreement “for cause.” Termination for cause shall include termination because of Executive’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) material breach of any of the terms of this Agreement, (vi) substantial failure to perform assigned duties, (vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (viii) the willful or permanent breach by Executive of any obligations owed to Company pursuant to this Agreement. In addition, Company reserves the right to terminate this Agreement “for cause” in the event that actions are effected by any regulatory agency having jurisdiction to remove or suspend Executive from office, or upon the directive of any such regulatory agency that Company must remove Executive as its Chief Executive Officer, regardless of whether such directive is given orally or in writing.

(b) Statutory Grounds for Termination.

Executive’s employment under this Agreement shall terminate immediately upon the occurrence of any of the following events, which events are described in sections 2920 and 2921 of the California Labor Code:

(1)	The occurrence of circumstances that make it impossible or impractical for the business of Company to be continued.

    (2) The death of Executive.

(3)	The loss of Executive’s legal capacity. This does not affect Executive’s rights under section 10 of this Agreement.

    (4) The loss by Company of legal capacity to contract.

(5)	Subject to section 10 of this Agreement, the continued incapacity on the part of Executive under this Agreement, unless waived by Company.

(c) Termination for Bankruptcy.

This Agreement may be terminated immediately by either party at the option of either party and without prejudice to any other remedy to which either party may be entitled at law, in equity or under this Agreement if either party:

(1)	Files a petition in bankruptcy court or is adjudicated a bankrupt;

(2)	Institutes or suffers to be instituted against it or him any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs;

(3)	Has a receiver of his assets or property appointed because of insolvency; or

(4)	Makes a general assignment for the benefit of creditors.

(d) Termination after a Change in Control.

This Agreement shall automatically terminate if within one year after a Change in Control, as defined in paragraph (e), the Executive is involuntarily terminated without cause or the Employee voluntarily terminates for Good Reason, as defined in paragraph (f). If such termination occurs, Employee shall receive a lump-sum acquisition payment (“Acquisition Payment”) in the amount equal to the sum of (x) eighteen (18) months Base Salary at the then current rate of annual compensation plus (y) the average of the bonus and incentive compensation earned by the Executive for the three calendar years immediately preceding the year in which the Change in Control occurs, regardless of when the bonus or incentive compensation is paid. Company recognizes that the bonus and incentive compensation earned by the Executive for a particular year’s service might be paid in the year after the calendar year in which the bonus or incentive compensation is earned. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this Section 19(d) is payable no later than the end of the seventh month after the month in which the Employee’s employment terminates. If the Employee terminates employment for Good Reason, the date of termination shall be the date specified by the Employee in his notice of termination.

If termination of the Executive occurs under section 19(d), Company will provide Executive benefit continuation to include Acquisition Payment health insurance benefits (“Additional Benefits”) for 18 months following the date of such termination under the Consolidated Omnibus Reconciliation Act (“COBRA”) for Executive and Executive’s spouse at Company’s cost.

In the event of a Change in Control and the termination of this Agreement under this Section 19(d), no provision contained in this Agreement should be construed to prevent Executive from negotiating a new employment agreement with either the Company or the acquirer of Company, should the parties desire to do so.

The Parties agree that the above-referenced Acquisition Payment and Additional Benefits shall be received by Executive in lieu of any and all claims and/or damages which may be sustained by Executive due to the Change in Control and the termination of Executive’s employment and will be accepted by Executive in full satisfaction of all such claims and damages, other than benefits expressly provided in other written agreements that provide for Change in Control benefits.

(e) Definition of Change in Control.

As used in this Agreement, the term Change in Control means a change in control of the Company as defined in section 409A of the Code and the regulations promulgated thereunder, and to the extent consistent with section 409A of the Code means the earliest occurrence of one of the following events:

A. A Change In Ownership of the Employer.

A change in ownership of the Employer occurs on the date that any person (or group of persons) acquires ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer, respectively.

B. A Change in Effective Control of the Employer.

A change in effective control of the Employer occurs on the date that:

1. Any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer, respectively; or

2. A majority of members of the Employer’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s Board, respectively prior to the date of the appointment or election.

C. A Change in Ownership of a Substantial Portion of the Employer’s Assets.

A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer, respectively that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Employer, respectively immediately prior to such acquisition or acquisitions.

(f) Definition of Good Reason.

As used in this Agreement, the term Good Reason means the occurrence of any of the following without the Employee’s written consent -

(1)	reduction of the Employee’s base salary, or

(2)
reduction of the Employee’s bonus, incentive, and other compensation award opportunities under Employer’s or subsidiary’s benefit plans, unless a company-wide reduction of all officers’ award opportunities occurs simultaneously, or termination of the Employee’s participation in any officer or employee benefit plan maintained by Employer or a subsidiary, unless the plan is terminated because of changes in law or loss of tax deductibility to Employer for contributions to the plan, or unless the plan is terminated as a matter of policy applied equally to all participants, or

(3)
assignment to the Employee of duties or responsibilities that are materially inconsistent with the Employee’s duties and responsibilities immediately before the Change in Control, or any other action by Employer or its successor that results in a material reduction or material adverse change in the Employee’s position, authority, duties, or responsibilities, or failure to nominate the Employee as a director of Employer if the Employee shall have been a director immediately before the Change in Control, or

(4)
failure to obtain an assumption of Employer’s obligations under this Agreement by a successor to Employer, regardless of whether the entity becomes a successor as a result of a merger, consolidation, sale of assets, or other form of reorganization, or

(5)
relocation of the Employer’s principal executive offices or requiring the Employee to change the Employee’s principal work location to any location that is more than 50 miles from the location of Employer’s principal executive offices on the date of this Agreement.

20. Severance Pay.

Upon early termination of this Agreement (i) pursuant to Section 19(d) of this Agreement, (ii) by Executive for any reason, (iii) by Company “for cause” (pursuant to Section 19(a) of this Agreement), or (iv) because of the death, incapacity or disability of Executive, Executive shall not receive any Severance Payment, as defined in this Section 20, of any sort or any bonus for the calendar year in which termination is effected.

The Parties acknowledge that it would be difficult to determine the damages Executive would suffer if his employment is terminated by Company without cause or on statutory grounds. Therefore it is agreed that if this agreement is terminated early by Company on any basis other than those listed in the first paragraph of this Section 20, then Executive shall be entitled to receive within 30 days after termination a lump-sum cash payment (“Severance Payment”) in the amount equal to one year’s Base Salary at the then current rate of compensation. Company will also provide Executive benefit continuation to include health benefits for 12 months following the date of such termination under the Consolidated Omnibus Reconciliation Act (“COBRA’) for Executive and Executive’s spouse at Company’s cost. It is mutually agreed by the parties that the payment of the cash Severance Payment set forth above shall be received by Executive in lieu of any and all claims and/or damages which may be sustained by Executive by reason of his early termination and will be accepted by Executive in full satisfaction of all such claims and damages and as payment in full for all benefits received from Executive’s services. The Parties understand and agree under no circumstances would Executive be entitled to receive both the Acquisition Payment described in Section 19 and the Severance Payment described in this Section 20.

21. Notices.

Any notice to Company required or permitted under this Agreement shall be given in writing to Company, either by personal service or by certified mail, postage prepaid, addressed to the chairman of the Board at its then principal place of business. Any such notice to Executive shall be given in like manner and, if mailed, shall be addressed to Executive at Executive’s home address then shown on Company’s files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) the fifth business day after mailing, if mailed to the party to whom notice is to be given in the manner provided in this Section.

22. Nonassignability.

Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives without Company’s prior written consent; provided, however, that nothing in this Section 22 shall preclude (i) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

23. No Attachment.

Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

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24. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of Executive and Company and their respective permitted successors and assigns.

25. Modification and Waiver.

(a) Amendment of Agreement.

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) Waiver.

No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived. No delay in exercising any rights shall be construed as a waiver, nor shall a waiver on one occasion operate as a waiver of such right on any future occasion.

26. Entire Agreement.

This Agreement amends and restates in its entirety the Original Agreement, as amended, and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Company. This Agreement contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

27. Partial Invalidity.

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

28. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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29. Injunctive Relief.

Company and Executive acknowledge and agree that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Company and Executive therefore expressly agree that Company and Executive, in addition to any other rights or remedies which Company and Executive may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Executive and Company.

30. Company Regulatory Agencies.

The obligations and rights of the Parties hereunder are expressly conditioned upon the approval or non-disapproval of (i) this Agreement and/or (ii) Executive, in the event such approvals are required, by those banking regulatory agencies which have jurisdiction over Company or any of its subsidiaries.

31. Duplicate Originals.

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

32. Compliance with Internal Revenue Code Section 409A.

Company and Executive intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Code. If when the Executive’s employment terminates the Executive is a specified Executive, as defined in section 409A of the Code, and if any payments or benefits under this Agreement will result in additional tax or interest to the Executive because of section 409A of the Code, then despite any provision of this Agreement to the contrary the Executive will not be entitled to the payments or benefits until the earliest of (x) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (y) the date of the Executive’s death, or (z) any earlier date that does not result in additional tax or interest to the Executive under section 409A of the Code. As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Agreement does not satisfy the requirements of section 409A of the Code, such provision shall be applied in a manner consistent with those requirements, despite any contrary provision of this Agreement. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A of the Code, Company shall reform the provision. However, Company shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and Company shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under section 409A of the Code.

33. Internal Revenue Code Section 280G, as amended.

 The Executive and Company acknowledge that for federal income tax purposes there is (i) the limitation on the deductibility by the Company and (ii) the imposition of an excise tax on the Executive for certain change in control benefits under, but not limited to Code section 280G and any successor to Code section 280G. If, after taking into account the Acquisition Payment or Severance Payment to Executive and all other compensation payments to or for the benefit of the Executive that are included in determining the deductibility of such payments under Code section 280G or any successor to Code section 280G, it is determined that Code section 280G and section 4999 apply and result in an excess tax payable by Executive for such payments, then the amount of the Acquisition Payment or Severance Payment shall be increased to include a special lump sump payment payable to the Executive at the time of the Change in Control equal to 60% of the amount of the Acquisition Payment or Severance Payment that is included for purposes of determining the deductibility of such payments under Code section 280G or any successor to Code section 280G.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amended and Restated Employment Agreement on the date first written above.

COMPANY:    CAPITAL CORP OF THE WEST

By:

                                       /S/ Jerry E. Callister _________
Jerry E. Callister
Chairman - Salary & Benefits Committee

EXECUTIVE:

By:  _/S/ Thomas T. Hawker ____________
Thomas T. Hawker
President and Chief Executive Officer,
Capital Corp of the West